Exhibit 23



               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Number 33-33623 on Form S-8 pertaining to the Cincinnati Milacron Retirement Savings Plan of our report dated June 17, 1994, with respect to the financial statements of the Cincinnati Milacron Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




Cincinnati, Ohio                        ERNST & YOUNG
June 27, 1994